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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported): October 2, 1996

                            South Street Financial Corp.
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             (Exact name of registrant as specified in its charter)

       North Carolina                  0-21083              56-1973261
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(State or other jurisdiction        (Commission         (IRS Employer
  of incorporation)                 File Number)        Identification No.)


                             155 West South Street
                        Albemarle, North Carolina 28001
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                    (Address of principal executive offices)



Registrant's telephone number, including area code:  (704) 982-9184


                                       N/A
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         (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets

     On September 17, 1996, the members of Home Savings Bank of Albemarle, S.S.B. ("Home Savings") approved the Amended and Restated Plan of Holding Conversion dated as of July 19, 1996, pursuant to which (i) Home Savings would convert from a North Carolina chartered savings bank organized in mutual form to a North Carolina chartered savings bank organized in stock form (the "Conversion") and would sell its capital stock to South Street Financial Corp. (the "Holding Company") and (ii) the Holding Company would offer and sell shares of its common stock in a subscription offering and, if necessary, in a community and syndicated community offering. The Conversion was consummated, all the shares of the converted Savings Bank were purchased by the Holding Company using a portion of the proceeds from its sale of common stock in the subscription offering, and subscriptions for 4,496,500 shares of the Holding Company's common stock were accepted on October 2, 1996. As of October 2, 1996, the Holding Company had 979 shareholders. Its outstanding common stock was qualified for quotation on the Nasdaq National Market on October 3, 1996.

Item 7.  Financial Statements and Exhibits

     (a)  Financial statements

          (1) Financial statements of Home Savings as of June 30, 1996 and Management's Discussion and Analysis of Recent Developments;

     (c)  Exhibits

          (99.1) Press Release of the Holding Company, distributed October 2, 1996.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SOUTH STREET FINANCIAL CORP.


Date: October 16, 1996             By:  /s/ Carl M. Hill
                                      ----------------------------------
                                          Carl M. Hill, President
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                                 EXHIBIT INDEX
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

Exhibit Number                Description               Sequential Page Number
--------------                -----------               ----------------------
   (a)(1)         Financial statements of Home
                  Savings as of June 30, 1996  and
                  Management's Discussion and
                  Analysis of Recent Developments

   (c)(99.1)      Press Release of the Holding
                  Company, distributed October 2,
                  1996
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